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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported)  December 13, 1999



                      KULICKE AND SOFFA INDUSTRIES, INC.
            (Exact name of registrant as specified in its charter)

            PENNSYLVANIA             000-00121              23-1498399
    (State or other jurisdiction   (Commission           (I.R.S. Employer
          of incorporation)        File Number)        Identification No.)

       2101 Blair Mill Road, Willow Grove, PA                      19090
      (Address of principal executive offices)                  (Zip code)


      Registrant's telephone number, including area code  (215) 784-6000
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ITEM 5.  OTHER EVENTS

     On December 13 and 15, 1999, Kulicke and Soffa Industries, Inc. (the "Company") completed an offering of $175,000,000 aggregate principal amount of 4 3/4% Convertible Subordinated Notes due 2006 (the "Notes") through a private placement to qualified institutional investors and institutional accredited investors. The Notes and the shares of the Company's common stock, no par value (the "Common Stock"), into which the Notes may be converted were not registered under the Securities Act, though the Company has entered into a registration rights agreement with respect to the Notes and the underlying Common Stock. The Notes are convertible into Common Stock of the Company at a conversion price per share of $45.7993, subject to adjustment in certain events.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     (c) Exhibits.

Exhibit No.                           Description
-----------                           -----------

  4.1 Indenture dated as of December 13,1999 between the Company and Chase Manhattan Trust Company, National Association, as Trustee

  4.2 Registration Rights Agreement dated as of December 13, 1999 by and among the Company as Issuer, and Morgan Stanley & Co. Incorporated, Banc of America Securities LLC, Prudential Securities Incorporated and BancBoston Robertson Stephens Inc. as Initial Purchasers

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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              KULICKE AND SOFFA INDUSTRIES, INC.

Date: December 15, 1999                       By: /s/ Clifford G. Sprague
                                                  -----------------------
                                                  Clifford G. Sprague,
                                                  Senior Vice President
                                                  and Chief Financial Officer

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                                 EXHIBIT INDEX

Exhibit No.                               Description
-----------                               -----------

    4.1 Indenture dated as of December 13,1999 between the Company and Chase Manhattan Trust Company, National Association, as Trustee

    4.2 Registration Rights Agreement dated as of December 13, 1999 by and among the Company as Issuer, and Morgan Stanley & Co. Incorporated, Banc of America Securities LLC, Prudential Securities Incorporated and BancBoston Robertson Stephens Inc. as Initial Purchasers

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